UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): March 2, 2009
ORBITAL SCIENCES CORPORATION
(Exact Name of Registrant as Specified in its Charter)

Delaware	1-14279	06-1209561

(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)
21839 Atlantic Boulevard, Dulles, Virginia 20166
(Address of Principal Executive Offices)
Registrant’s telephone number, including area code:   (703) 406-5000
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 Results of Operations and Financial Condition
     Update to Previous Announcement
     On February 19, 2009, Orbital Sciences Corporation issued an earnings release reporting its fourth quarter and full year 2008 financial results. Subsequently, on February 24, 2009, Orbital’s Taurus XL rocket, which was carrying a satellite that the company built for NASA, experienced a launch failure and the satellite was destroyed. As a result of the launch failure, Orbital will not receive a $5.3 million mission success incentive that the company had expected to earn and the company will incur unanticipated costs to investigate the cause of the incident.
     Although this incident occurred subsequent to December 31, 2008, the company determined that it should reflect the accounting impact of this event in its 2008 financial statements. As a result, Orbital revised its fourth quarter and full year 2008 financial results to include a $5.6 million adjustment to reduce revenue and operating profit on the Taurus contract. Orbital’s financial statements for the year ended December 31, 2008 that were filed in its Annual Report on Form 10-K on March 2, 2009 include the accounting impact of the above-described event. The following table presents summary information for the previously announced and as filed financial results for the quarter and year ended December 31, 2008.

	Fourth Quarter 2008		Full Year 2008
	Previously		Previously
(in millions, except per share data)	Announced	As Filed	Announced	As Filed
Consolidated
Revenues	$310.9	$305.2	$1,174.3	$1,168.6
Operating Income	22.4	16.8	89.9	84.3
Income from Continuing Operations	13.2	9.7	48.8	45.4
Adjusted Income from Continuing Operations*	19.4	15.9	66.6	63.2
Net Income	13.2	9.7	64.7	61.3
Diluted Earnings per Share:
Continuing Operations	$0.22	$0.16	$0.81	$0.75
Adjusted Continuing Operations*	0.33	0.27	1.11	1.05
Net Income	0.22	0.16	1.08	1.02

Launch Vehicles Segment
Revenues	$127.8	$122.2	$459.9	$454.3
Operating Income	9.8	4.2	39.2	33.6

*	“Adjusted income from continuing operations” and “adjusted diluted earnings per share” are non-GAAP financial measures. For additional details, please refer to the section below entitled “Disclosure of Non-GAAP Financial Measures.”

Disclosure of Non-GAAP Financial Measures
     Adjusted income from continuing operations for 2008 is defined as GAAP income from continuing operations (the most directly comparable GAAP financial measure) adjusted to exclude an investment impairment charge. Adjusted diluted earnings per share from continuing operations is equal to adjusted income from continuing operations divided by diluted shares. These measures are provided so investors can more easily compare 2008 operating results to 2007 operating results. The reconciliation of these financial measures is as follows:

	Fourth Quarter 2008		Full Year 2008
	Previously		Previously
(in millions, except per share data)	Announced	Final	Announced	Final
Income from Continuing Operations	$13.2	$9.7	$48.8	$45.4
Add Investment Impairment Charge	6.2	6.2	17.8	17.8

Adjusted Income from Continuing Operations	$19.4	$15.9	$66.6	$63.2

Adjusted Diluted Earnings per Share from Continuing Operations	$0.33	$0.27	$1.11	$1.05

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ORBITAL SCIENCES CORPORATION (Registrant)
Date: March 3, 2009	By:	/s/ Garrett E. Pierce
Garrett E. Pierce
Vice Chairman and Chief Financial Officer

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